EXHIBIT (2)-11

                          PLAN AND AGREEMENT OF MERGER


         PLAN AND AGREEMENT OF MERGER (this "Plan of Merger"), made and entered into as of the 17th day of February, 1997, by and among HEALTHSOUTH Corporation, a Delaware corporation ("HEALTHSOUTH"), REID ACQUISITION CORPORATION, a Delaware corporation (the "Subsidiary"), and HORIZON/CMS HEALTHCARE CORPORATION, a Delaware corporation ("Horizon/CMS") (the Subsidiary and Horizon/CMS being sometimes collectively referred to herein as the "Constituent Corporations").

                              W I T N E S S E T H:


         WHEREAS, the respective Boards of Directors of HEALTHSOUTH, the Subsidiary and Horizon/CMS have approved the merger of the Subsidiary with and into Horizon/CMS (the "Merger"), upon the terms and subject to the conditions set forth in this Plan of Merger, whereby each share of Common Stock, par value $.001 per share, of Horizon/CMS (the "Horizon/CMS Common Stock"), not owned directly or indirectly by Horizon/CMS, will be converted into the right to receive the Merger Consideration (as hereinafter defined);

         WHEREAS, each of HEALTHSOUTH, the Subsidiary and Horizon/CMS desires to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties hereto do hereby agree as follows:


Section 1.                 The Merger.

         1.1 The Merger. Upon the terms and conditions set forth in this Plan of Merger, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Subsidiary shall be merged with and into Horizon/CMS at the Effective Time (as defined in Section 1.3). At the Effective Time, the separate corporate existence of the Subsidiary shall cease and Horizon/CMS shall continue as the surviving corporation (the "Surviving Corporation") under the name "Horizon/CMS Healthcare Corporation" and shall succeed to and assume all the rights and obligations of the Subsidiary and Horizon/CMS in accordance with the DGCL.

         1.2 The Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. Central Time on a date to be specified by the parties (the "Closing Date"), which (subject to satisfaction or waiver of the conditions set forth in Sections 9.2 and 9.3) shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Section 9.1, at the offices of Haskell Slaughter & Young, L.L.C., Birmingham, Alabama, unless another date or place is agreed to in writing by the parties hereto.

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         1.3 Effective  Time.  Subject to the provisions of this Plan of Merger, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL as soon as practicable on or after the Closing Date. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the Subsidiary and Horizon/CMS shall agree should be specified in the Certificate of Merger (the "Effective Time").

         1.4 Effect of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.


Section 2. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.


         2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Horizon/CMS Common Stock or any shares of capital stock of the Subsidiary:

         (a) Subsidiary Common Stock. Each share of capital stock of the Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) Cancellation of Treasury Stock. Each share of Horizon/CMS Common Stock that is owned by Horizon/CMS or by any wholly-owned subsidiary of Horizon/CMS shall automatically be canceled and retired and shall cease to exist, and no Common Stock, par value $.01 per share, of HEALTHSOUTH ("HEALTHSOUTH Common Stock"), cash or other consideration shall be delivered in exchange therefor.

         (c) Conversion of Horizon/CMS Shares. Subject to Section 2.2(e), each issued and outstanding share of Horizon/CMS Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) (collectively, the "Exchanging Horizon/CMS Shares") shall be converted into 0.42169 (the "Exchange Ratio") of a share of HEALTHSOUTH Common Stock, as may be adjusted as provided in Section 2.1(e) below (the "Merger Consideration"). All Exchanging Horizon/CMS Shares shall, upon conversion thereof into shares of HEALTHSOUTH Common Stock at the Effective Time, cease to be outstanding and shall automatically be cancelled and retired, and each certificate previously evidencing Exchanging Horizon/CMS Shares outstanding immediately prior to the Effective Time ("Certificates") shall thereafter be deemed, for all purposes other than the payment of dividends or distributions, to represent that number of shares of HEALTHSOUTH Common Stock determined pursuant to the Exchange Ratio and, if applicable, the right to receive cash pursuant to Section 2.2. The holders of certificates previously evidencing Exchanging Horizon/CMS Shares shall cease to have any rights with respect to such Exchanging Horizon/CMS Shares except as otherwise provided herein or by law.

         (d)  Stock  Options,   Warrants  and  Convertible  Securities.  At  the
Effective Time, all rights with respect to Horizon/CMS

                                      - 92 -

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Common Stock pursuant to any Horizon/CMS stock options,  stock purchase warrants or convertible securities which are outstanding at the Effective Time (which, for purposes of this Section 2.1(d), includes any rights to purchase Horizon/CMS Common Stock pursuant to Horizon/CMS's 1996 Employee Stock Purchase Plan), whether or not then exercisable, shall be converted into and become rights with
respect  to  HEALTHSOUTH   Common  Stock,  and  HEALTHSOUTH  shall  assume  each
Horizon/CMS stock option, stock purchase warrant and convertible security, in accordance with the terms of any stock option plan under which it was issued and any stock option agreement, warrant agreement or convertible security by which
it  is  evidenced.   It  is  intended  that,  unless  otherwise  agreed  between
HEALTHSOUTH and a particular optionee, the foregoing provisions shall be undertaken in a manner that will not constitute a "modification", as defined in
Section 424 of the Code, as to any stock option which is an "incentive stock option". Each Horizon/CMS stock option, stock purchase warrant or convertible security so assumed shall be exercisable for or convertible into that number of shares of HEALTHSOUTH Common Stock equal to the number of Horizon/CMS shares subject thereto multiplied by the Exchange Ratio, and shall have an exercise price per share or conversion price per share equal to the Horizon/CMS exercise price divided by the Exchange Ratio.

         (e) Anti-Dilution Provisions. If after the date hereof and prior to the Effective Time HEALTHSOUTH shall have declared a stock split (including a reverse split) of HEALTHSOUTH Common Stock, including the proposed two-for-one split of the HEALTHSOUTH Common Stock scheduled for consideration by the stockholders of HEALTHSOUTH at a meeting thereof scheduled to be held on March 12, 1997, or a dividend payable in HEALTHSOUTH Common Stock, or any other distribution of securities or dividend (in cash or otherwise) to holders of HEALTHSOUTH Common Stock with respect to their HEALTHSOUTH Common Stock or other change or reclassification of the HEALTHSOUTH Common Stock (including without limitation such a distribution, dividend or other change or reclassification of the HEALTHSOUTH Common Stock made in connection with a recapitalization, reclassification, merger, consolidation, reorganization, reclassification, merger, consolidation, reorganization or similar transaction) then (i) the Exchange Ratio shall be appropriately adjusted to reflect such stock split or dividend or other distribution of securities and (ii) if such stock split, dividend or distribution has a record date prior to the Effective Time, then the number of shares of HEALTHSOUTH Common Stock to be issued upon conversion of a share of Horizon/CMS Common Stock pursuant to Section 2.1(c) shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

         2.2 Exchange of Certificates. (a) Exchange Agent. Prior to the Effective Time, HEALTHSOUTH shall enter into an agreement with such bank or trust company as may be designated by HEALTHSOUTH (the "Exchange Agent") which shall provide that HEALTH- SOUTH shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of Exchanging Horizon/CMS Shares, for exchange in accordance with this Section 2, through the Exchange Agent, certificates representing the shares of HEALTHSOUTH Common Stock (such shares of HEALTHSOUTH Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any other property issuable pursuant to Section 2.1(e), being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Certificate or Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of Certificates to the Exchange Agent and shall be in such form and have such other provisions as HEALTHSOUTH may reasonably specify) and (ii) instructions for use in effecting the surrender of

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Certificates  in exchange for  certificates  representing  shares of HEALTHSOUTH
Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by HEALTHSOUTH, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of HEALTHSOUTH Common Stock which such holder has the right to receive pursuant to the provisions of this Section 2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Horizon/CMS Common Stock which is not registered in the transfer records of Horizon/CMS, a certificate representing the proper number of shares of HEALTHSOUTH Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of HEALTHSOUTH Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of HEALTHSOUTH that such tax has been paid or is not applicable.

         (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to HEALTHSOUTH Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of HEALTHSOUTH Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until, in each such case, the surrender of such Certificate in accordance with this Section 2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of HEALTH- SOUTH Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of HEALTHSOUTH Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HEALTHSOUTH Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of HEALTHSOUTH Common Stock.

         (d) No Further Ownership Rights in Exchanging Horizon/CMS Shares. All shares of HEALTHSOUTH Common Stock issued upon the conversion of Horizon/CMS Common Stock in accordance with the terms of this Section 2 (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the Exchanging Horizon/CMS Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 2, except as otherwise provided by law.

         (e) No Fractional Shares. No certificates or scrip representing fractional shares of HEALTHSOUTH Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of HEALTHSOUTH. Notwithstanding any other provision of this Plan of Merger, each holder of Exchanging Horizon/CMS Shares who would otherwise have been entitled to receive a fraction of a share of HEALTHSOUTH Common Stock (after taking into account all Exchanging Horizon/CMS Shares delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of HEALTHSOUTH

Common Stock multiplied by the closing sale price per share of HEALTHSOUTH Common Stock on the date on which the Effective Time occurs, as reported on the New York Stock Exchange Composite Transactions Tape; provided, however, that, if there is no sale of HEALTHSOUTH Common Stock on the New York Stock Exchange on such date, then the closing sale price per share on the next preceding trading day on which such a sale occurred.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to HEALTHSOUTH, upon demand, and any holders of the Certificates who have not theretofore complied with this Section 2 shall thereafter look only to HEALTHSOUTH for payment of HEALTHSOUTH Common Stock, any cash in lieu of fractional shares of HEALTHSOUTH Common Stock and any dividends or distributions with respect to HEALTHSOUTH Common Stock.

         (g) No Liability. None of HEALTHSOUTH, the Subsidiary, Horizon/CMS or the Exchange Agent shall be liable to any person in respect of any shares of HEALTHSOUTH Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any shares of HEALTH- SOUTH Common Stock, any cash in lieu of fractional shares of HEALTHSOUTH Common Stock or any dividends or distributions with respect to HEALTHSOUTH Common Stock in respect of such Certificates would otherwise escheat to or become the property of any governmental entity), any such shares, cash, dividends or distributions in respect of such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

         (h) Investment of Exchange Fund. The Exchange Agent may invest any cash included in the Exchange Fund in deposit accounts or short-term money market instruments, as directed by HEALTHSOUTH, on a daily basis. Any interest and other income resulting from such investments shall be paid to HEALTHSOUTH. HEALTHSOUTH shall deposit with the Exchange Agent as part of the Exchange Fund cash in an amount equal to any loss of principal resulting from such investments promptly after the incurrence of such a loss.

         2.3 Certificate of Incorporation of Surviving Corporation. The Certificate of Merger shall include such lawful amendments and restatement of the Certificate of Incorporation of Horizon/CMS as HEALTHSOUTH may desire, such amendments and restatement to become effective at the Effective Time. The Certificate of Incorporation of Horizon/CMS, as so amended and restated, shall become the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time and until thereafter amended as provided by law.

         2.4 Bylaws of the Surviving Corporation. The Bylaws of the Subsidiary shall be the Bylaws of the Surviving Corporation from and after the Effective Time and until thereafter altered, amended or repealed in accordance with the laws of the State of Delaware, the Certificate of Incorporation of the Surviving Corporation and the said Bylaws.

         2.5 Directors of the Surviving Corporation. The Directors of the Subsidiary immediately prior to the Effective Time shall be the Directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.


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         2.6 Assets, Liabilities,  Reserves and Accounts. At the Effective Time,
the assets, liabilities, reserves and accounts of each of the Subsidiary and Horizon/CMS shall be taken up on the books of the Surviving Corporation at the amounts at which they respectively shall be carried on the books of said corporations immediately prior to the Effective Time, except as otherwise set forth in the Plan of Merger and subject to such adjustments, or elimination of intercompany items, as may be appropriate in giving effect to the Merger in accordance with generally accepted accounting principles.

         2.7 Corporate Acts of the Subsidiary. All corporate acts, plans, policies, approvals and authorizations of the Subsidiary, its sole stockholder, its Board of Directors, committees elected or appointed by the Board of Directors, and all officers and agents, valid immediately prior to the Effective Time, shall be those of the Surviving Corporation and shall be as effective and binding thereon as they were with respect to the Subsidiary.


Section 3.    REPRESENTATIONS AND WARRANTIES OF HORIZON/CMS.

         Horizon/CMS hereby represents and warrants to HEALTHSOUTH and the Subsidiary as follows:

         3.1 Organization, Existence and Good Standing. Horizon/CMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Horizon/CMS has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

         3.2 Horizon/CMS Capital Stock. Horizon/CMS's authorized capital consists of 150,000,000 shares of Horizon/CMS Common Stock, par value $.001 per share, of which 52,157,806 shares were issued and outstanding as of January 31, 1997, and 641,413 shares were issued and held as treasury shares, and 500,000 shares of Preferred Stock, par value $.001 per share, none of which shares are issued and outstanding or held as treasury stock. All of the issued and outstanding shares of Horizon/CMS Common Stock are duly and validly issued, fully paid and nonassessable. Except as set forth on Exhibit 3.2 to the Disclosure Schedule delivered by Horizon/CMS to HEALTHSOUTH simultaneously with the execution and delivery hereof (the "Disclosure Schedule") or otherwise disclosed in the Horizon/CMS Annual Report on Form 10-K for the fiscal year ended May 31, 1996 (the "Horizon/CMS 10- K") or the Horizon/CMS Quarterly Report on Form 10-Q for the three months ended November 30, 1996, there are no options, warrants, or similar rights granted by Horizon/CMS, securities convertible into or exchangeable for Horizon/CMS Common Stock, or any other agreements to which Horizon/CMS is a party providing for the issuance or sale by it of any additional securities which would remain in effect after the Effective Time. There is no liability for dividends declared or accumulated but unpaid with respect to any of the shares of Horizon/CMS Common Stock.

         3.3 Horizon/CMS Subsidiaries and Horizon/CMS Other Entities. (a) There is included in the Disclosure Schedule, as Exhibit 3.3(a), a true and correct list of all Subsidiaries of Horizon/CMS (individually, a "Horizon/CMS Subsidiary", and collectively, the "Horizon/CMS Subsidiaries") and their states of incorporation. Except as set forth on Exhibit 3.3(a), Horizon/CMS does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization other than the Horizon/CMS Other Entities (as defined below).

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         (b) There is included in the Disclosure Schedule,  as Exhibit 3.3(b), a true and correct list of all general or limited partnerships in which a general partner is Horizon/CMS, a Horizon/CMS Subsidiary, a Horizon/CMS LLC (as defined
below)  or  another  Horizon/CMS  Partnership   (individually,   a  "Horizon/CMS
Partnership" and collectively, the "Horizon/CMS Partnerships"), and all limited liability companies in which Horizon/CMS, a Horizon/CMS Subsidiary, another Horizon/CMS LLC or a Horizon/CMS Partnership is a member (individually, a "Horizon/CMS LLC" and collectively, the "Horizon/CMS LLCs") (the Horizon/CMS Partnerships and the Horizon/CMS LLCs being collectively called the "Horizon/CMS Other Entities"), and their states of organization. Except as set forth on
Exhibit 3.3(b), neither Horizon/CMS nor any Horizon/CMS Subsidiary owns an equity interest in, nor does such entity control, directly or indirectly, any other joint venture, limited liability company or partnership.

         3.4 Organization, Existence and Good Standing of Horizon/CMS Subsidiaries and Horizon/CMS Other Entities. (a) Each Horizon/CMS Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each Horizon/CMS Subsidiary has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted.

         (b) Each Horizon/CMS Partnership that is a limited partnership is validly formed, each Horizon/CMS Partnership that is a general partnership has been duly organized, and each Horizon/CMS Partnership is in good standing under the laws of its respective state of organization. Each Horizon/CMS Partnership has all necessary partnership power to own its property and assets and to carry on its business as presently conducted.

         (c) Each Horizon/CMS LLC is a limited liability company validly formed and in good standing under the laws of its respective state of organization. Each Horizon/CMS LLC has all necessary organizational power to own its properties and assets to carry on its business as presently conducted.

         3.5 Foreign Qualifications. Horizon/CMS, each Horizon/CMS Subsidiary and each Horizon/CMS Other Entity that is not a general partnership is qualified to do business as a foreign corporation, foreign limited partnership or foreign limited liability company, as the case may be, and is in good standing in each jurisdiction in which the nature or character of the property owned, leased or operated by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on Horizon/CMS.

         3.6 Power and Authority. Subject to the satisfaction of the conditions precedent set forth herein, Horizon/CMS has the corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered or to be executed and delivered by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all action required by its Certificate of Incorporation, Bylaws or otherwise, to authorize the execution, delivery and performance of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger will not, violate any provisions of any statute or other law, any rule or regulation of any governmental agency or authority, the Certificate of Incorporation of Horizon/CMS or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which Horizon/CMS or any Horizon/CMS Subsidiary

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or Horizon/CMS  Other Entity is a party, or by which it is bound, or violate any restrictions of any kind to which it is subject which, if violated or accelerated, would have a material adverse effect on Horizon/CMS. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of Horizon/CMS. This Plan of Merger has been duly executed and delivered by Horizon/CMS and, assuming this Plan of Merger constitutes a valid and binding obligation of each of HEALTHSOUTH and the Subsidiary, constitutes a valid and binding obligation of Horizon/CMS, enforceable against Horizon/CMS in accordance with its terms.

         3.7 Horizon/CMS Public Information; Undisclosed Liabilities. (a) Horizon/CMS has heretofore furnished HEALTHSOUTH with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the Securities and Exchange Commission (the "SEC") (as any such documents have since the time of their original filing been amended, the "Horizon/CMS Documents") since January 1, 1995, which are all the documents (other than preliminary material) that it was required to file with the SEC from such date through the date of this Plan of Merger. Except as set forth in
Exhibit 3.7(a) to the Disclosure Schedule, as of their respective dates, the Horizon/CMS Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the Horizon/CMS Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such statutes. The financial statements contained in the Horizon/CMS Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), except as set forth in Exhibit 3.7(a) to the Disclosure Schedule, reflect all known liabilities of Horizon/CMS required to be stated therein, including all such known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of Horizon/CMS at said dates and the consolidated results of operations and cash flows of Horizon/CMS for the periods then ended. The consolidated balance sheet of Horizon/CMS at November 30, 1996 included in the Horizon/CMS Documents is herein sometimes referred to as the "Horizon/CMS Balance Sheet".

         (b) Except as disclosed in the Horizon/CMS Documents or as set forth in
Exhibit 3.7(b) to the Disclosure Schedule and except for liabilities and obligations incurred in the ordinary course of business consistent with past practices, since the date of the Horizon/CMS Balance Sheet, neither Horizon/CMS nor any of the Horizon/CMS Subsidiaries or the Horizon/CMS Other Entities have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on Horizon/CMS. Except as disclosed in the Horizon/CMS Documents or as set forth in Exhibit 3.7(b) to the Disclosure Schedule and except for liabilities and obligations incurred in the ordinary course of business consistent with past practices, since the date of the Horizon/CMS Balance Sheet, neither Horizon/CMS nor any of the Horizon/CMS Subsidiaries or the Horizon/CMS Other Entities have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required to be reflected or reserved against on a consolidated balance sheet of Horizon/CMS (including the notes thereto) prepared in accordance with generally accepted accounting principles as applied in preparing the Horizon/CMS Balance Sheet.

         3.8  Supporting  Information.  All  consolidated  historical  financial information provided by Horizon/CMS to HEALTHSOUTH in connection with HEALTHSOUTH's due diligence investigation prior to the date of this Plan of Merger, and all such information provided to HEALTHSOUTH on or after the date of this Plan of Merger, is supported by detailed information at the facility or operating unit level and is in all respects consistent with and fairly reflective of such detailed information.

         3.9 Legal Proceedings. Except as disclosed in the Horizon/CMS Documents or on Exhibit 3.9 to the Disclosure Schedule, there is no litigation, governmental investigation or other proceeding pending or, so far as is known to Horizon/CMS, threatened against or relating to Horizon/CMS or the Horizon/CMS Subsidiaries or the Horizon/CMS Other Entities, their respective properties or businesses, or the transactions contemplated by this Plan of Merger, except for litigation, governmental investigations or other proceedings that would not, individually or in the aggregate, have a material adverse effect on Horizon/CMS.

         3.10 Contracts, etc. (a) Except as set forth on Exhibit 3.10(a) to the Disclosure Schedule, all material contracts, leases, agreements and arrangements to which Horizon/CMS or any of the Horizon/CMS Subsidiaries or Horizon/CMS Other Entities is a party are legally valid and binding in accordance with their terms and in full force and effect, and, to the knowledge of Horizon/CMS, no party is in default thereunder, and no event has occurred which, but for the passage of time or the giving of notice or both, would constitute a default thereunder, except, in each case, where the invalidity or unenforceablity of the lease, contract, agreement or arrangement or the default or breach thereunder or thereof would not, individually or in the aggregate, have a material adverse effect on Horizon/CMS.

         (b) Except as set forth on Exhibit 3.10(b) to the Disclosure Schedule, no contract or agreement to which Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity is a party will, by its terms, terminate as a result of the transactions contemplated hereby or require any consent from any obligor thereto in order to remain in full force and effect immediately after the Effective Time, except for contracts or agreements which, if terminated or if their enforceability were otherwise adversely affected, would not have a material adverse effect on Horizon/CMS.

         (c) Except as set forth on Exhibit 3.10(c) to the Disclosure Schedule, none of Horizon/CMS, any Horizon/CMS Subsidiary or any Horizon/CMS Other Entity has granted any right of first refusal or similar right in favor of any third party with respect to any material portion of its properties or assets or entered into any non-competition agreement or similar agreement restricting in any material manner its ability to engage in any material business in any location.

         3.11 Subsequent Events. Except as (a) set forth on Exhibit 3.11 to the Disclosure Schedule, (b) disclosed in the Horizon/CMS Documents (c) contemplated by this Plan of Merger or (d) otherwise consented to in writing by HEALTHSOUTH, none of Horizon/CMS, any Horizon/CMS Subsidiary nor any Horizon/CMS Other Entity has, since the date of the Horizon/CMS Balance Sheet:

                  (i) Incurred any material adverse change;

                  (ii) except as required hereby, amended its Articles or Certificate of Incorporation or Bylaws, if any;

                  (iii) extended credit to anyone or guaranteed the obligation of any person, firm or corporation (other than Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity) in an amount that, in either case, is material to Horizon/CMS except in the ordinary course of business consistent with prior practice;

                  (iv) discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (a) liabilities shown or reflected on the Horizon/CMS Balance Sheet or (b) liabilities incurred since the date of the Horizon/CMS Balance Sheet in the ordinary course of business, which discharge or satisfaction would have a material adverse effect on Horizon/CMS;

                  (v) increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor which would have a material adverse effect on Horizon/CMS, except as relates to the consolidated results of operations of Horizon/CMS since the date of the Horizon/CMS Balance Sheet;

                  (vi) sold or transferred any of its material assets, tangible or intangible, cancelled any material debts or claims held by it or waived any of its material rights, except in the ordinary course of business;

                  (vii) mortgaged, pledged or subjected to any security interest any of its material assets, tangible or intangible, other than as required under the existing provisions of Horizon/CMS's primary credit facility;

                  (viii) entered into any employment contract which is not terminable upon notice of 30 days or less, at will, and without penalty to Horizon/CMS except as provided herein or granted any general or uniform increase in the rates of pay of employees or granted any increase in salary payable or to become payable by Horizon/CMS to any officer of Horizon/CMS or, by means of any bonus or pension plan, contract or other commitment, increased the compensation of any officer of Horizon/CMS or entered into any agreements providing for compensation to any officer or employee of Horizon/CMS, any Horizon/CMS Subsidiary or any Horizon/CMS Other Entity based upon a change in control of Horizon/CMS;

                  (ix) made any contribution, payment or distribution to the trustee under any Horizon/CMS Plan (as such term is defined in Section
         3.15 herein), other than any such contribution, payment or distribution that is in accordance with Horizon/CMS's past practice, or established or terminated any Horizon/CMS Plan;

                  (x) issued any capital stock or other equity securities, other than stock options granted to officers, employees, directors or consultants of Horizon/CMS or warrants granted to third parties and shares of Horizon/CMS Common Stock issuable upon the exercise thereof, all of which options and warrants are disclosed on Exhibit 3.2 to the Disclosure Schedule or reflected in the Horizon/CMS Documents; or

                  (xi) except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof or entered into any contract or agreement in the ordinary course of business (i) which cannot be performed within three months or less or (ii) which involves the expenditure by Horizon/CMS of over $250,000.

         3.12 Accounts Receivable. (a) Since the date of the Horizon/CMS 10-K, Horizon/CMS has not changed any material principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. Horizon/CMS (including the Horizon/CMS Subsidiaries and Horizon/CMS Other Entities) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on Horizon/CMS.

         (b) Without limiting the generality of the foregoing, each of Horizon/CMS and the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not have a material adverse effect on Horizon/CMS.

         3.13 Tax Returns. Horizon/CMS and each of the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on Horizon/CMS. Horizon/CMS or the applicable entity has made all payments shown as due on such returns. Except as set forth on Exhibit 3.13 to the Disclosure Schedule, neither Horizon/CMS nor any Horizon/CMS Subsidiary or Horizon/CMS Other Entity has been notified that any tax returns of Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by Horizon/CMS for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

         3.14 Commissions and Fees. Except for fees payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as indicated in Exhibit
3.14 to the Disclosure Schedule, there are no valid claims for brokerage commissions or finder's or similar fees in connection with the transactions contemplated by this Plan of Merger which may be now or hereafter asserted against HEALTHSOUTH resulting from any action taken by Horizon/CMS or its officers or Directors, or any of them.

         3.15 Employee Benefit Plans; Employment Matters. (a) Except as set forth in Exhibit 3.15 to the Disclosure Schedule or as described in the Horizon/CMS Documents, Horizon/CMS has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (a) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (b) any pension, profit-sharing, retirement or other plan, program or arrangement, or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. Except as set forth in Exhibit 3.15 to the Disclosure Schedule, all such plans (individually, a "Horizon/CMS Plan" and collectively, the "Horizon/CMS Plans") have been operated and administered in accordance with, as applicable, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by Horizon/CMS has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the Horizon/CMS Plans that is not subject to a statutory or regulatory exception. Except as set forth in Exhibit 3.15 to the Disclosure Schedule, no "reportable event" (as defined in ERISA) has occurred with respect to any of the Horizon/CMS Plans which is subject to Title IV of ERISA. Except as set forth in Exhibit 3.15 to the Disclosure Schedule, Horizon/CMS has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

         (b) Except as set forth in Exhibit 3.15 to the Disclosure Schedule or described in the Horizon/CMS Documents, Horizon/CMS is not a party to any oral or written (i) union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), (ii) agreement with any executive officer or other key employee the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction of the nature contemplated by this Plan of Merger and which provides for the payment of in excess of $50,000, or (iii) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Plan of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Plan of Merger.

         3.16  Compliance  with Laws in General.  Except as set forth on Exhibit
3.16 to the Disclosure Schedule or disclosed in the Horizon/CMS Documents, Horizon/CMS has not received any notices of violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, which violation, if established, would have a material effect on Horizon/CMS.

         3.17  Licenses,  Accreditation  and  Regulatory  Approvals.  Except  as
disclosed in the Horizon/CMS Documents, Horizon/CMS and the Horizon/CMS Subsidiaries and Horizon/CMS Other Entities hold all licenses, permits, certificates of need and other regulatory approvals which are required by law with respect to their businesses, operations and facilities as they are currently or presently conducted or operated, except where the failure to possess such licenses would not have a material adverse effect on Horizon/CMS (collectively, the "Horizon/CMS Licenses"). Except with respect to those Horizon/CMS Licenses for which renewal applications have been filed by Horizon/CMS, the Horizon/CMS Subisidiaries or the Horizon/CMS Other Entities and which are being processed by the applicable regulatory authorities, all such Horizon/CMS Licenses are in full force and effect, and Horizon/CMS is in substantial compliance with all conditions and requirements of the Horizon/CMS Licenses and with all rules and regulations relating thereto. Horizon/CMS, the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities are, to the extent applicable to their operations,
(i) eligible to receive payment under Titles XVIII and XIX of the Social Security Act, (ii) providers under existing provider agreements with the Medicare program through the applicable intermediaries and (iii) in substantial compliance with the conditions of participation in the Medicare program except for such matters as would not have a material adverse effect on Horizon/CMS. Except to the extent that the failure to timely make such filings would not have a material adverse effect on Horizon/CMS, and except as disclosed in the Horizon/CMS Documents, Horizon/CMS, the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities have timely filed all requisite claims and other reports required to be filed in connection with the Medicare, Medicaid and other governmental health programs due on or before the date hereof, all of which were, when filed, complete and correct in all material respects. Except as set forth on Exhibit 3.17 to the Disclosure Schedule, there are no current claims, actions or appeals pending, and neither Horizon/CMS nor the Horizon/CMS Subsidiaries nor the Horizon/CMS Other Entities have filed any claims or reports which would result in such claims, actions or appeals, before any commission, board or agency, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration with respect to any Medicare claims, or any disallowances in connection with any audit of claims, which would have a material adverse effect on Horizon/CMS. The amounts established as provisions for adjustments by Medicare, Medicaid and other third-party payors set forth in the Horizon/CMS Balance Sheet are sufficient to pay any amounts for which Horizon/CMS believes it will be liable. To the knowledge of Horizon/CMS, except to the extent that alleged violations have been disclosed in the Horizon/CMS Documents, neither Horizon/CMS nor the Horizon/CMS Subsidiaries nor the
Horizon/CMS Other Entities nor their respective employees have committed a violation of the Medicare and Medicaid fraud and abuse provisions of the Social Security Act or any similar provisions of any federal, state or local law relating to referrals or billings for healthcare services. Except for such litigation as would not, if resolved adversely to Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity, have a material adverse effect on Horizon/CMS, any and all past litigation concerning such Horizon/CMS Licenses, and all claims and causes of action raised therein, have been finally adjudicated or settled. Except as indicated in Exhibit 3.17 to the Disclosure Schedule, no such License has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the knowledge of Horizon/CMS, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such License. Subject to compliance with applicable securities laws, the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and state or local statutes, rules or regulations requiring notice, approval, or other action upon the occurrence of a change in control of Horizon/CMS or any of the Horizon/CMS Subsidiaries or any of the Horizon/CMS Other Entities, the consummation of the Merger will not violate any law or regulation to which Horizon/CMS is subject which, if violated, would have a material adverse effect on Horizon/CMS.

         3.18 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of the Horizon/CMS Common Stock entitled to vote thereon is the only vote of the holders of any class or series of Horizon/CMS capital stock necessary to approve this Plan of Merger, the Merger and the transactions contemplated hereby.

         3.19 Opinion of Financial Advisor. The Board of Directors of Horizon/CMS has received the oral opinion of Merrill Lynch to the effect that, as of the date of this Plan of Merger, the Exchange Ratio is fair to the holders of Horizon/CMS Common Stock from a financial point of view, a written copy of which opinion will be delivered by Horizon/CMS to HEALTHSOUTH prior to the date on which the definitive proxy materials for the Proxy Statement (as defined in Section 7.4(a)) are filed with the SEC.


Section 4.   REPRESENTATIONS AND WARRANTIES OF THE SUBSIDIARY AND HEALTHSOUTH.

         The Subsidiary and HEALTHSOUTH, jointly and severally, hereby represent and warrant to Horizon/CMS as follows:

         4.1 Organization, Existence and Capital Stock. The Subsidiary is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. The Subsidiary's authorized capital consists of 1,000 shares of Common Stock, par value $.01 per share, all of which shares are issued and registered in the name of HEALTHSOUTH. The Subsidiary has not, within the two years immediately preceding the date of this Plan of Merger, owned, directly or indirectly, any shares of Horizon/CMS Common Stock.

         4.2 Power and Authority. The Subsidiary has corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of, any statute or other law, any rule or regulation of any governmental agency or authority, the Certificate of Incorporation or Bylaws of the Subsidiary, or mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which the Subsidiary is a party or by which it is bound, violate any restrictions of any kind to which the Subsidiary is subject, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Subsidiary. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of the Subsidiary.

         4.3 No Subsidiaries. The Subsidiary does not own any equity interest in, and does not control directly or indirectly, any other corporation, association or business organization. The Subsidiary is not a party to any joint venture or partnership.

         4.4 Legal Proceedings. There are no actions, suits or proceedings pending or threatened against the Subsidiary, at law or in equity, relating to or affecting the Subsidiary, including the Merger. The Subsidiary does not know or have any reasonable grounds to know of any justification for any such action, suit or proceeding.

         4.5 No Contracts or Liabilities. Other than the obligations created under this Plan of Merger, the Subsidiary is not obligated under any contracts, claims, leases, liabilities (contingent or otherwise), loans or otherwise.

Section 5.        REPRESENTATIONS AND WARRANTIES OF HEALTHSOUTH.

         HEALTHSOUTH hereby represents and warrants to Horizon/CMS as follows:

         5.1 Organization, Existence and Good Standing. HEALTHSOUTH is a corporation duly organized and validly existing and is in good standing under the laws of the State of Delaware. HEALTHSOUTH has all necessary corporate power to own its properties and assets and to carry on its business as presently conducted. HEALTHSOUTH is duly qualified to do business and is in good standing in all jurisdictions in which the character of the property owned, leased or operated or the nature of the business transacted by it makes qualification necessary.

         5.2 Power and Authority. HEALTHSOUTH has corporate power to execute, deliver and perform this Plan of Merger and all agreements and other documents executed and delivered, or to be executed and delivered, by it pursuant to this Plan of Merger, and, subject to the satisfaction of the conditions precedent set forth herein has taken all actions required by law, its Certificate of Incorporation, its Bylaws or otherwise, to authorize the execution and delivery of this Plan of Merger and such related documents. The execution and delivery of this Plan of Merger does not and, subject to the receipt of required stockholder and regulatory approvals and any other required third-party consents or approvals, the consummation of the Merger contemplated hereby will not, violate any provisions of, any statute or other law, any rule or regulation of any governmental agency or authority, the Certificate of Incorporation or Bylaws of HEALTHSOUTH, or any provision of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which HEALTHSOUTH or any HEALTHSOUTH Subsidiary or HEALTHSOUTH Other Entity (as such terms are defined in Section 5.6(b)) is a party or by which it is bound, or violate any restrictions of any kind to which HEALTHSOUTH is subject. The execution and delivery of this Plan of Merger has been approved by the Board of Directors of HEALTHSOUTH, and no approval by the holders of HEALTHSOUTH Common Stock is required by law, the Certificate of Incorporation or Bylaws of HEALTHSOUTH, the rules of the New York Stock Exchange, Inc. (the "Exchange") or otherwise. This Plan of Merger has been duly executed and delivered by HEALTHSOUTH and the Subsidiary and, assuming this Plan of Merger constitutes a valid and binding obligation of Horizon/CMS, constitutes a valid and binding obligation of

HEALTHSOUTH  and  the  Subsidiary,   enforceable  against  HEALTHSOUTH  and  the
Subsidiary in accordance with its terms.

         5.3 HEALTHSOUTH Common Stock. On the Closing Date, HEALTHSOUTH will have a sufficient number of authorized but unissued and/or treasury shares of its Common Stock available for issuance to the holders of Horizon/CMS Common Stock in accordance with the provisions of this Plan of Merger. The HEALTHSOUTH Common Stock to be issued pursuant to this Plan of Merger will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, (ii) issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, and (iii) authorized for listing on the Exchange upon official notice of issuance.

         5.4 Capitalization. HEALTHSOUTH's authorized capital stock consists of 1,500,000 shares of Preferred Stock, par value $.10 per share, of which no shares are issued and outstanding, and no shares are held in treasury, and 250,000,000 shares of Common Stock, par value $.01 per share, of which 156,114,869 shares are issued and outstanding, and 93,000 shares are held in treasury. HEALTHSOUTH has called a special meeting of its stockholders for March 12, 1997, to approve an amendment to its Certificate of Incorporation to increase its authorized number of shares of HEALTHSOUTH Common Stock to 500,000,000. All of the issued and outstanding shares of HEALTHSOUTH Common Stock have been duly and validly issued and are fully paid and non-assessable. Except as disclosed in the HEALTHSOUTH Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended (the "HEALTHSOUTH 10-K"), and except for shares of HEALTHSOUTH Common Stock reserved for issuance in connection with
(i) its pending acquisition of Health Images, Inc. and (ii) its proposed two-for-one stock split to be effected March 13, 1997 in the form of a 100% stock dividend (subject to the approval of the proposed amendment to its Certificate of Incorporation described above), there are no options, warrants, convertible debentures or similar rights granted by HEALTHSOUTH or any other agreements to which HEALTHSOUTH is a party providing for the issuance or sale by it of any additional securities, other than stock options granted in the ordinary course since such date. There is no liability for dividends declared or accumulated but unpaid with respect to any shares of HEALTHSOUTH Common Stock.

         5.5 Subsidiary Common Stock. HEALTHSOUTH owns, beneficially and of record, all of the issued and outstanding shares of Subsidiary Common Stock, which are validly issued and outstanding, fully paid and nonassessable, free and clear of all liens and encumbrances. HEALTHSOUTH has the corporate power to endorse and surrender such Subsidiary Shares for cancellation pursuant to this Plan of Merger. HEALTHSOUTH has taken all such actions as may be required in its capacity as the sole stockholder of the Subsidiary to approve the Merger.

         5.6 HEALTHSOUTH Documents. (a) HEALTHSOUTH has heretofore furnished Horizon/CMS with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the SEC (as any such documents have since the time of their original filing been amended, the "HEALTHSOUTH Documents") since January 1, 1995, which are all the documents
(other than preliminary material) that it was required to file with the SEC since such date. As of their respective dates, the HEALTHSOUTH Documents did not contain any untrue statements of material facts or omit to state material facts required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the HEALTHSOUTH Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under such statutes. The financial statements contained in the HEALTHSOUTH Documents, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, as permitted by Form 10-Q), reflect all known liabilities of HEALTHSOUTH required to be stated therein, including all known contingent liabilities as of the end of each period reflected therein, and present fairly the financial condition of HEALTHSOUTH at said dates and the consolidated results of operations and cash flows of HEALTHSOUTH for the periods then ended. The consolidated balance sheet of HEALTHSOUTH at December 31, 1996 included in the HEALTHSOUTH Documents is herein sometimes referred to as the "HEALTHSOUTH Balance Sheet".

         (b) Except as disclosed in the HEALTHSOUTH Documents and except for liabilities and obligations incurred in the ordinary course of business consistent with past practices, since the date of the HEALTHSOUTH Balance Sheet, neither HEALTHSOUTH nor any of the HEALTHSOUTH Subsidiaries or the HEALTHSOUTH Other Entities have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on HEALTHSOUTH or would be required to be reflected or reserved against on a consolidated balance sheet of HEALTHSOUTH (including the notes thereto) prepared in accordance with generally accepted accounting principles as applied in preparing the HEALTHSOUTH Balance Sheet. As used in this Plan of Merger, the term "HEALTHSOUTH Subsidiaries" means Subsidiaries of HEALTHSOUTH, and the term "HEALTHSOUTH Other Entities" means any general or limited partnerships in which HEALTHSOUTH, a HEALTHSOUTH Subsidiary, or any other HEALTHSOUTH Other Entity is a general partner and any limited liability companies in which HEALTHSOUTH, a HEALTHSOUTH Subsidiary or any other HEALTHSOUTH Other Entity is a member.

         5.7  Supporting  Information.  All  consolidated  historical  financial information provided by HEALTHSOUTH to Horizon/CMS in connection with Horizon/CMS's due diligence investigation prior to the date of this Plan of Merger, and all such information provided to Horizon/CMS on or after the date of this Plan of Merger, is supported by detailed information at the facility or operating unit level and is in all respects consistent with and fairly reflective of such detailed information.

         5.8 Investment Intent. HEALTHSOUTH is acquiring the shares of Horizon/CMS Common Stock hereunder for its own account and not with a view to the distribution or sale thereof, and HEALTHSOUTH has no understanding, agreement or arrangement to sell, distribute, partition or otherwise transfer or assign all or any part of the shares of Horizon/CMS Common Stock to any other person, firm or corporation.

         5.9 Legal Proceedings. Except as disclosed in the HEALTHSOUTH Documents, there is no material litigation, governmental investigation or other proceeding pending or, so far as is known to HEALTHSOUTH, threatened against or relating to HEALTHSOUTH, the

HEALTHSOUTH Subsidiaries or the HEALTHSOUTH Other Entities, their respective properties or businesses, or the transactions contemplated by this Plan of Merger, except for litigation, governmental investigations or other proceedings that would not, individually or in the aggregate, have a material adverse effect on HEALTHSOUTH.

         5.10  Subsequent  Events.   Except  as  disclosed  in  the  HEALTHSOUTH
Documents, none of HEALTHSOUTH, any HEALTHSOUTH Subsidiary nor any HEALTHSOUTH Other Entity has, since the date of the HEALTHSOUTH Balance Sheet:

                  (i)      Incurred any material adverse change;

                  (ii) subject to the proposed amendment to HEALTHSOUTH's Certificate of Incorporation described in Section 5.4 above, amended its Articles or Certificate of Incorporation or Bylaws, if any;

                  (iii) extended credit to anyone or guaranteed the obligation of any person, firm or corporation in an amount that, in either case, is material to HEALTHSOUTH except in the ordinary course of business consistent with prior practice;

                  (iv) discharged or satisfied any material lien or encumbrance, or paid or satisfied any material obligation or liability (absolute, accrued, contingent or otherwise) other than (a) liabilities shown or reflected on the HEALTHSOUTH Balance Sheet or (b) liabilities incurred since the date of the HEALTHSOUTH Balance Sheet in the ordinary course of business, which discharge or satisfaction would have a material adverse effect on HEALTHSOUTH;

                  (v) increased or established any reserve for taxes or any other liability on its books or otherwise provided therefor that would have a material adverse effect on HEALTHSOUTH, except as relates to the consolidated results of operations of HEALTHSOUTH since the date of the HEALTHSOUTH Balance Sheet;

                  (vi) sold or transferred any of its material assets, tangible or intangible, cancelled any material debts or claims held by it or waived any of its material rights, except in the ordinary course of business;

                  (vii) mortgaged, pledged or subjected to any security interest any of its material assets, tangible or intangible;

                  (viii) issued or agreed to issue any capital stock or other equity securities with respect to any merger, consolidation or other business combination with any corporation or other entity or the acquisition of all or any significant part of the assets or capital stock or other equity interests of any corporation or other entity, which merger, consolidation, business combination or acquisition is material to HEALTHSOUTH; or

                  (ix) except for this Plan of Merger and any other agreement executed and delivered pursuant to this Plan of Merger, entered into any material transaction other than in the ordinary course of business or permitted under other Sections hereof.

         5.11 Tax Returns. HEALTHSOUTH and each of the HEALTHSOUTH Subsidiaries and HEALTHSOUTH Other Entities has filed all tax returns required to be filed by it or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, taken together, do not have a material adverse effect on HEALTHSOUTH. HEALTHSOUTH or the applicable entity has made all payments shown as due on such returns. Except for audits of HEALTHSOUTH's 1992 and 1993 federal income tax returns and certain state and local tax audits not material to HEALTHSOUTH, neither HEALTHSOUTH nor any HEALTHSOUTH Subsidiary or HEALTHSOUTH Other Entity has been notified that any tax returns of HEALTHSOUTH or any HEALTHSOUTH Subsidiary or HEALTHSOUTH Other Entity are currently under audit by the Internal Revenue Service or any state or local tax agency. No agreements have been made by HEALTHSOUTH for the extension of time or the waiver of the statute of limitations for the assessment or payment of any federal, state or local taxes.

         5.12 Accounts Receivable. (a) Since the date of the HEALTHSOUTH 10-K, HEALTHSOUTH has not changed any material principle or practice with respect to the recordation of accounts receivable or the calculation of reserves therefor, or any material collection, discount or write-off policy or procedure. HEALTHSOUTH (including the HEALTHSOUTH Subsidiaries and HEALTHSOUTH Other Entities) is in compliance with the terms and conditions of all third-party payor arrangements relating to its accounts receivable, except to the extent that such noncompliance would not have a material adverse effect on HEALTHSOUTH.

         (b) Without limiting the generality of the foregoing, each of HEALTHSOUTH and the HEALTHSOUTH Subsidiaries and the HEALTHSOUTH Other Entities is in compliance with all Medicare and Medicaid provider agreements to which it is a party, except to the extent that such noncompliance would not have a material adverse effect on HEALTHSOUTH.

         5.13 Employee Benefit Plans; Employment Matters. (a) Except as described in the HEALTHSOUTH Documents, HEALTHSOUTH has neither established nor maintains nor is obligated to make contributions to or under or otherwise participate in (a) any bonus or other type of incentive compensation plan, program, agreement, policy, commitment, contract or arrangement (whether or not set forth in a written document), (b) any pension, profit-sharing, retirement or other plan, program or arrangement, or (c) any other employee benefit plan, fund or program, including, but not limited to, those described in Section 3(3) of ERISA. All such plans (individually, a "HEALTHSOUTH Plan" and collectively, the "HEALTHSOUTH Plans") have been operated and administered in accordance with, as applicable, ERISA, the Internal Revenue Code of 1986, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1967, as amended, the Age Discrimination in Employment Act of 1967, as amended, and the related rules and regulations adopted by those federal agencies responsible for the administration of such laws. No act or failure to act by HEALTHSOUTH has resulted in a "prohibited transaction" (as defined in ERISA) with respect to the HEALTHSOUTH Plans that is not subject to a statutory or regulatory exception.

No "reportable event" (as defined in ERISA) has occurred with respect to any of the HEALTHSOUTH Plans which is subject to Title IV of ERISA. Except with respect to certain employees at its Toms River, New Jersey inpatient facility, HEALTHSOUTH has not previously made, is not currently making, and is not obligated in any way to make, any contributions to any multi-employer plan within the meaning of the Multi-Employer Pension Plan Amendments Act of 1980.

         (b) Except as described in the HEALTHSOUTH Documents, HEALTHSOUTH is not a party to any oral or written union, guild or collective bargaining agreement which agreement covers employees in the United States (nor is it aware of any union organizing activity currently being conducted in respect to any of its employees), other than a collective bargaining agreement covering certain of its employees at its Toms River, New Jersey inpatient facility.

         5.14 Compliance with Laws in General. Except as disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH has not received any notices of violations of any federal, state and local laws, regulations and ordinances relating to its business and operations, including, without limitation, the Occupational Safety and Health Act, the Americans with Disabilities Act, the Medicare or applicable Medicaid statutes and regulations and any Environmental Laws, which violation, if established, would have a material effect on HEALTHSOUTH.

         5.15  Licenses,  Accreditation  and  Regulatory  Approvals.  Except  as
disclosed in the HEALTHSOUTH Documents, HEALTHSOUTH and the HEALTHSOUTH Subsidiaries and HEALTHSOUTH Other Entities hold all licenses, permits, certificates of need and other regulatory approvals which are required by law with respect to their businesses, operations and facilities as they are currently or presently conducted or operated, except where the failure to possess such licenses would not have a material adverse effect on HEALTHSOUTH (collectively, the "HEALTHSOUTH Licenses"). Except with respect to those HEALTHSOUTH Licenses for which renewal applications have been filed by HEALTHSOUTH, the HEALTHSOUTH Subisidiaries or the HEALTHSOUTH Other Entities and which are being processed by the applicable regulatory authorities, all such HEALTHSOUTH Licenses are in full force and effect, and HEALTHSOUTH is in substantial compliance with all conditions and requirements of the HEALTHSOUTH Licenses and with all rules and regulations relating thereto. HEALTHSOUTH, the HEALTHSOUTH Subsidiaries and the HEALTHSOUTH Other Entities are, to the extent applicable to their operations, (i) eligible to receive payment under Titles XVIII and XIX of the Social Security Act, (ii) providers under existing provider agreements with the Medicare program through the applicable intermediaries and
(iii) in substantial compliance with the conditions of participation in the Medicare program except for such matters as would not have a material adverse effect on HEALTHSOUTH. Except to the extent that the failure to timely make such filings would not have a material adverse effect on HEALTHSOUTH, HEALTHSOUTH, the HEALTHSOUTH Subsidiaries and the HEALTHSOUTH Other Entities have timely filed all requisite claims and other reports required to be filed in connection with the Medicare, Medicaid and other governmental health programs due on or before the date hereof, all of which were, when filed, complete and correct in all material respects. There are no current claims, actions or appeals pending, and neither HEALTHSOUTH nor the HEALTHSOUTH Subsidiaries nor the HEALTHSOUTH Other Entities have filed any claims or reports which would result in such claims, actions or appeals, before any commission, board or agency, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration with respect to any Medicare claims, or any disallowances in connection with any audit of claims, which would have a material adverse effect on HEALTHSOUTH. The amounts established as provisions for adjustments by Medicare, Medicaid and other third-party payors set forth in the HEALTHSOUTH Balance Sheet are sufficient to pay any amounts for which HEALTHSOUTH believes it will be liable. To the knowledge of HEALTHSOUTH, neither HEALTHSOUTH nor the HEALTHSOUTH Subsidiaries nor the HEALTHSOUTH Other Entities nor their respective employees have committed a violation of the Medicare and Medicaid fraud and abuse provisions of the Social Security Act or any similar provisions of any federal, state or local law relating to referrals or billings for healthcare services. Except for such litigation as would not, if resolved adversely to HEALTHSOUTH or any HEALTHSOUTH Subsidiary or HEALTHSOUTH Other Entity, have a material adverse effect on HEALTHSOUTH, any and all past litigation concerning such HEALTHSOUTH Licenses, and all claims and causes of action raised therein, have been finally adjudicated or settled. No such License has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legal or administrative), arbitration or other process is pending, or to the knowledge of HEALTHSOUTH, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such License. Subject to compliance with applicable securities laws, the HSR Act, and state or local statutes, rules or regulations requiring notice, approval, or other action upon the occurrence of a change in control of Horizon/CMS or any of the Horizon/CMS Subsidiaries or any of the Horizon/CMS Other Entities, the consummation of the Merger will not violate any law or regulation to which HEALTHSOUTH is subject which, if violated, would have a material adverse effect on HEALTHSOUTH.


Section 6.        ACCESS TO INFORMATION AND DOCUMENTS.

         6.1 Access to Information. Between the date hereof and the Closing Date, each of Horizon/CMS and HEALTHSOUTH will give to the other party and its counsel, accountants and other representatives full access to all the personnel, properties, documents, contracts, personnel files and other records of such party and shall furnish the other party with copies of such documents and with such information with respect to the affairs of such party as the other party may from time to time reasonably request. Each party will disclose and make available to the other party and its representatives all books, contracts, accounts, personnel records, letters of intent, papers, records, communications with regulatory authorities and other documents relating to the business and operations of such party. In addition, Horizon/CMS shall make available to HEALTHSOUTH all such banking, investment and financial information as shall be necessary to allow for the efficient integration of Horizon/CMS banking, investment and financial arrangements with those of HEALTHSOUTH at the Effective Time.

         6.2 Return of Records. If the transactions contemplated hereby are not consummated and this Plan of Merger terminates, each party agrees to promptly return all documents, contracts, records or properties of the other party and all copies thereof furnished pursuant to this Section 6 or otherwise. All information disclosed by any party or any affiliate or representative of any party shall be deemed to be "Confidential Information" under the terms of the Confidentiality Agreement dated January 27, 1997, between Horizon/CMS and HEALTHSOUTH, (the "Confidentiality Agreement").

         6.3 Effect of Access. (a) Nothing contained in this Section 6 shall be deemed to create any duty or responsibility on the part of either party to investigate or evaluate the value, validity or enforceability of any contract, lease or other asset included in the assets of the other party.

         (b) With respect to matters as to which any party has made express representations or warranties herein, the other party or parties shall be entitled to rely upon such express representations and warranties irrespective of any investigations made by such party or parties, except to the extent that such investigations result in actual knowledge by such party or parties of the inaccuracy or falsehood of particular representations and warranties.


Section 7.        COVENANTS.

         7.1 Preservation of Business. Horizon/CMS will use its commercially reasonable efforts to preserve the business organization of Horizon/CMS intact, to keep available to HEALTHSOUTH and the Surviving Corporation the services of the present key employees of Horizon/CMS, and to preserve for HEALTHSOUTH and the Surviving Corporation the goodwill of the suppliers, customers and others having business relations with Horizon/CMS.

         7.2 Material Transactions. From the date hereof until the Effective Time, Horizon/CMS will not (other than as required pursuant to the terms of this Plan of Merger and the related documents, and other than with respect to (i) transactions for which binding commitments have been entered into prior to the date hereof which are described on Exhibit 7.2 to the Disclosure Schedule and
(ii) such other matters as are described on Exhibit 7.2 to the Disclosure Schedule), without first obtaining the written consent of HEALTHSOUTH, take any action of a character described in Sections 3.11(ii) to 3.11(xi), inclusive.

         7.3 Meeting of Horizon/CMS Stockholders. Horizon/CMS will take all steps necessary in accordance with its Certificate of Incorporation and Bylaws to call, give notice of, convene and hold a meeting of its stockholders (the "Special Meeting") as soon as practicable after the effectiveness of the Registration Statement (as defined in Section 7.4 hereof), for the purpose of considering the approval of this Plan of Merger and the Merger and for such other purposes as may be necessary. Unless this Plan of Merger shall have been validly terminated as provided herein, the Board of Directors of Horizon/CMS (subject to the provisions of Section 8.1(d) hereof) will (i) recommend to Horizon/CMS stockholders the approval of this Plan of Merger, the transactions contemplated hereby and any other matters to be submitted to the stockholders in connection therewith, to the extent that such approval is required by applicable law in order to consummate the Merger, and (ii) use reasonable, good faith efforts to obtain the approval by Horizon/CMS' stockholders of this Plan of Merger and the transactions contemplated hereby.

         7.4 Registration Statement. (a) HEALTHSOUTH shall prepare and file with the SEC and any other applicable regulatory bodies, as soon as reasonably practicable, a Registration

Statement on Form S-4 with respect to the shares of HEALTHSOUTH Common Stock to be issued in the Merger (the "Registration Statement"), and will otherwise proceed promptly to satisfy the requirements of the Securities Act of 1933 (the "Securities Act"), including Rule 145 thereunder. Such Registration Statement shall contain a proxy statement of Horizon/CMS (the "Proxy Statement") containing the information required by the Securities Exchange Act of 1934 (the "Exchange Act"). HEALTHSOUTH shall take all reasonable steps to cause the Registration Statement to be declared effective and to maintain such effectiveness until all of the shares covered thereby have been distributed. HEALTHSOUTH shall promptly amend or supplement the Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading. HEALTH- SOUTH shall provide Horizon/CMS with copies of all filings made pursuant to this
Section 7.4 and shall consult with Horizon/CMS on responses to any comments made by the Staff of the SEC with respect thereto.

         (b) The information specifically designated as being supplied by Horizon/CMS for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by Horizon/CMS for inclusion in the Proxy Statement shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Horizon/CMS Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Horizon/CMS, or its officers or directors, should be discovered by Horizon/CMS that is required, under the applicable provisions of the Securities Act or Exchange Act or the rules and regulations of the SEC thereunder to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Horizon/CMS shall promptly so inform HEALTHSOUTH. All documents, if any, that Horizon/CMS is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (c) The information specifically designated as being supplied by HEALTHSOUTH for inclusion in the Registration Statement shall not, at the time the Registration Statement is declared effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information specifically designated as being supplied by HEALTHSOUTH for inclusion in the Proxy Statement to be sent to the holders of Horizon/CMS Common Stock in connection with the Special Meeting shall not, at the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to holders of Horizon/CMS Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to HEALTHSOUTH or its officers or directors, should be discovered by HEALTHSOUTH that is required, under the applicable provisions of the Securities Act or Exchange Act or the rules and regulations of the SEC thereunder to be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, HEALTHSOUTH shall promptly inform Horizon/CMS and shall promptly file such amendment to the Registration Statement. All documents that HEALTHSOUTH is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

         (d) Prior to the Closing Date, HEALTHSOUTH shall use its reasonable, good faith efforts to cause the shares of HEALTHSOUTH Common Stock to be issued pursuant to the Merger to be registered or qualified under all applicable securities or Blue Sky laws of each of the states and territories of the United States, and to take any other actions which may be necessary to enable the Common Stock to be issued pursuant to the Merger to be distributed in each such jurisdiction.

         (e) Prior to the Closing Date, HEALTHSOUTH shall file an additional listing application (the "Listing Application") with the Exchange relating to the shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger, and shall use its reasonable, good faith efforts to cause such shares of HEALTHSOUTH Common Stock to be approved for listing on the Exchange, upon official notice of issuance, prior to the Closing Date.

         (f) Horizon/CMS shall furnish all information to HEALTHSOUTH with respect to Horizon/CMS and the Horizon/CMS Subsidiaries and Horizon/CMS Other Entities as HEALTHSOUTH may reasonably request for inclusion in the Registration Statement, the Proxy Statement and the Listing Application, and shall otherwise cooperate with HEALTHSOUTH in the preparation and filing of such documents.

         7.5 Exemption from State Takeover Laws; Horizon/CMS Rights. Horizon/CMS shall take all reasonable steps necessary to (a) exempt the Merger from the requirements of any state takeover statute or other similar state law which would prevent or impede the consummation of the transactions contemplated hereby, by action of Horizon/CMS's Board of Directors or otherwise, and (b) to redeem the outstanding preferred share purchase rights ("Rights") of Horizon/CMS or otherwise cause the Merger to be a transaction which does not trigger the detachment and distribution of the Rights (otherwise than by issuing shares of Horizon/CMS Common Stock or preferred stock in exchange for the Rights).

         7.6 HSR Act Compliance. HEALTHSOUTH and Horizon/CMS shall promptly make their respective filings, and shall thereafter use their reasonable, good faith efforts to promptly make any required submissions, under the HSR Act with respect to the Merger and the transactions contemplated hereby. HEALTHSOUTH and Horizon/CMS will use their respective reasonable, good faith efforts to obtain all other permits, authorizations, consents and approvals from third parties and governmental authorities necessary to consummate the Merger and the transactions contemplated hereby.

         7.7 Public Disclosures. HEALTHSOUTH and Horizon/CMS will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Plan of Merger, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of the Exchange. The parties shall issue a joint press release or simultaneous separate press releases, mutually acceptable to HEALTHSOUTH and Horizon/CMS, promptly upon execution and delivery of this Plan of Merger.

         7.8 Resignation of Horizon/CMS Directors. On or prior to the Closing Date, Horizon/CMS shall deliver to HEALTHSOUTH evidence satisfactory to HEALTHSOUTH of the resignation of the Directors of Horizon/CMS, such resignations to be effective on the Closing Date. At the Effective Time, Neal M. Elliott shall be added to the HEALTHSOUTH Board of Directors.

         7.9 Notice of Subsequent Events. Each party hereto shall notify the other parties of any changes, additions or events which would cause any material change in or material addition to any Exhibit to the Disclosure Schedule delivered by the notifying party under this Plan of Merger, promptly after the occurrence of the same. If the effect of such change or addition would, individually or in the aggregate with the effect of changes or additions previously disclosed pursuant to this Section 7.9, constitute a material adverse effect on the notifying party, the non-notifying party may, within ten days after receipt of such notice, elect to terminate this Plan of Merger. If the non-notifying party does not give written notice of such termination within such 10-day period, the non-notifying party shall be deemed to have consented to such change or addition and shall not be entitled to terminate this Plan of Merger by reason thereof.

         7.10 No Solicitations. (a) Subject to the provisions of Section 7.10(b) below, Horizon/CMS shall not, and shall not suffer any of the Horizon/CMS Subsidiaries or the Horizon/CMS Other Entities or any of their respective directors, officers, employees, agents or representatives to, directly or indirectly (i) solicit or initiate (including by way of furnishing or publishing nonpublic information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity or the acquisition of all or any significant part of the assets or capital stock or other equity interests of Horizon/CMS or any Horizon/CMS Subsidiary or Horizon/CMS Other Entity or any similar transaction (an "Acquisition Transaction"), (ii) negotiate, explore or otherwise engage in discussions with any persons (other than HEALTHSOUTH and its representatives) with respect to any Acquisition Transaction or which may reasonably be expected to lead to a proposal for an Acquisition Transaction or (iii) enter into any agreement, arrangement or understanding with respect to any such Acquisition Transaction or which would require Horizon/CMS to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement. Except as may be required by the fiduciary duties of Horizon/CMS's Board of Directors under applicable law, Horizon/CMS agrees that, as of the date hereof, Horizon/CMS and the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities and their respective directors, officers, employees, agents and representatives shall immediately cease and cause to be terminated any existing activities, discussions or negotiations conducted heretofore with respect to any Acquisition Transaction.

         (b) Notwithstanding the provisions of Section 7.10(a) above, Horizon/CMS may (i), directly or indirectly, furnish information and access, in response to an unsolicited written proposal for a Superior Transaction (as defined below), to the same extent permitted by Section 6.1, to any corporation, partnership, person or other entity or group (in each case, a "person"), pursuant to appropriate confidentiality agreements, and may participate in discussions and negotiate with such corporation, partnership, person or other entity or group concerning any proposal for a Superior Transaction, if the Board of Directors of Horizon/CMS determines in its good faith judgment in the exercise of its fiduciary duties, after consultation with legal counsel and its financial advisors, that such action is appropriate in furtherance of the best interest of its stockholders and (ii) comply with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Transaction. Horizon/CMS shall promptly advise HEALTHSOUTH of the existence of any inquiries or proposals received by, any requests for such information from, or any negotiations or discussions initiated or continued with, Horizon/CMS or any of the Horizon/CMS Subsidiaries or the Horizon/CMS Other Entities or any of their respective directors, officers, employees, agents or representatives, in each case from or by a person (other than HEALTHSOUTH and its representatives) with respect to an Acquisition Transaction and the identity of such person and, except as may otherwise be required pursuant to the fiduciary duties of Horizon/CMS's Board of Directors under applicable law, the terms, the proposed form of consideration and the general terms of any financing arrangement or commitment in connection with such Acquisition Transaction. As used herein, the term "Superior Proposal" means a bona fide, written and unsolicited proposal or offer made by any person (other than HEALTHSOUTH) with respect to an Acquisition Transaction on terms which the Board of Directors of Horizon/CMS determines in good faith, and in the exercise of reasonable judgment (based upon the advice of independent financial advisors and legal counsel), to be more favorable to Horizon/CMS and its stockholders than the Merger (including taking into account the consideration to be provided and any financing thereof).

         7.11 Other Actions. Subject to the provisions of Section 7.10 hereof, none of Horizon/CMS, HEALTHSOUTH and the Subsidiary shall knowingly or intentionally take any action, or omit to take any action, if such action or omission would, or reasonably might be expected to, result in any of its representations and warranties set forth herein being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in this Plan of Merger not being satisfied, or (unless such action is required by applicable law) which would materially adversely affect the ability of Horizon/CMS or HEALTHSOUTH to obtain any consents or approvals required for the consummation of the Merger without imposition of a condition or restriction which would have a material adverse effect on the Surviving Corporation or which would otherwise materially impair the ability of Horizon/CMS or HEALTHSOUTH to consummate the Merger in accordance with the terms of this Plan of Merger or materially delay such consummation.

         7.12 Accounting Methods. Neither HEALTHSOUTH nor Horizon/CMS shall change, in any material respect, its methods of accounting in effect at its most recent fiscal year end, except as required by changes in generally accepted accounting principles as concurred in such parties' independent accountants.

         7.13 Tax-Free Reorganization Treatment. Neither HEALTHSOUTH nor Horizon/CMS shall take or cause to be taken any action, whether on or before the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which action is taken with the intention of disqualifying the Merger as a reorganization.

         7.14 Affiliate Agreements. Horizon/CMS will use its reasonable, good faith efforts to cause each of its Directors and executive officers and each of its "affiliates" (within the meaning of Rule 145 under the Securities Act of 1933, as amended) to execute and deliver to HEALTHSOUTH as soon as practicable an agreement in the form attached hereto as Exhibit 7.14 relating to the disposition of shares of Horizon/CMS Common Stock and shares of HEALTHSOUTH Common Stock held by such person and the shares of HEALTHSOUTH Common Stock issuable pursuant to this Plan of Merger.

         7.15 Cooperation. (a) HEALTHSOUTH and Horizon/CMS shall together, or pursuant to an allocation of responsibility agreed to between them, (i) cooperate with one another in determining whether any filings are required to be made or consents are required to be obtained in any jurisdiction prior to the Effective Time in connection with the consummation of the transactions contemplated hereby and in making any such filings promptly and in seeking to obtain timely any such consents, (ii) use all commercially reasonable efforts to cause to be lifted any injunction prohibiting the Merger, or any part thereof, or the other transactions contemplated hereby, and (iii) furnish to one another and to one another's counsel all such information as may be required to effect the foregoing actions.

         (b) Subject to the terms and conditions herein provided, and unless this Plan of Merger shall have been validly terminated as provided herein, each of HEALTHSOUTH and Horizon/CMS shall use all commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party (or any subsidiaries or affiliates of such party) with respect to this Plan of Merger and to consummate the transactions contemplated hereby, subject to the vote of Horizon/CMS's stockholders described above, and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity or any other public or private third party which is required to be obtained by such party or any of its subsidiaries or affiliates in connection with this Plan of Merger and the transactions contemplated hereby. Each of HEALTHSOUTH and Horizon/CMS will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, either of them or any of their subsidiaries or affiliates in connection with the foregoing.

         7.16 Horizon/CMS  Stock Options,  Warrants and Convertible  Securities.
(a) As soon as reasonably practicable after the Effective Time of the Merger, HEALTHSOUTH shall deliver to the holders of Horizon/CMS stock options (which, for purposes of this Section 7.16, includes any rights to purchase Horizon/CMS Common Stock pursuant to Horizon/CMS's 1996 Employee Stock Purchase Plan),
warrants and convertible securities appropriate notices setting forth such holders' rights pursuant to any stock option plans under which such Horizon/CMS stock options were issued, any stock option agreements or warrant agreements evidencing such options or warrants and any instruments governing such convertible securities, which shall continue in full force and effect on the same terms and conditions (subject to the adjustments required by Sections 2.1(d) or this Section 7.16 after giving effect to the Merger and the assumption of such options, warrants and convertible securities by HEALTHSOUTH as set forth herein) as in effect immediately prior to the Effective Time. HEALTHSOUTH shall comply with the terms of the stock option plans, the stock option agreements, the warrant agreements and the instruments governing such convertible securities as so adjusted, and shall use its reasonable, good faith efforts to ensure, to the extent required by, and subject to the provisions of, such plans or agreements, that the Horizon/CMS stock options which qualified as incentive stock options prior to the Effective Time shall continue to qualify as incentive stock options after the Effective Time.

         (b) HEALTHSOUTH shall take all corporate action necessary to reserve for issuance a sufficient number of shares of HEALTHSOUTH Common Stock for delivery upon exercise of the Horizon/CMS stock options and warrants and conversion of convertible securities assumed by HEALTHSOUTH in accordance with
Section 2.1(d). As soon as practicable after the Effective Time, HEALTHSOUTH shall file with the SEC a registration statement on Form S-8 with respect to shares of HEALTHSOUTH Common Stock subject to such Horizon/CMS stock options and shall use its best efforts to maintain the effectiveness of such registration statement (and to maintain the current status of the prospectus or prospectus contained therein) for so long as such Horizon/CMS stock options and warrants remain outstanding. HEALTHSOUTH shall administer the plans assumed pursuant to
Section 2.1(d) hereof in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable plan complied with such rule prior to the Merger.

         (c) Except to the extent otherwise agreed to by the parties, all restrictions or limitations on transfer with respect to the Horizon/CMS stock options awarded under any plan, program, or arrangement of Horizon/CMS or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by HEALTHSOUTH as set forth above.

         7.17 Certain Operations of Horizon/CMS. HEALTHSOUTH hereby covenants and agrees that, from and for a period of at least one year after the Closing Date, the following existing operating divisions of Horizon/CMS shall be operated and managed by the Surviving Corporation at or through Horizon/CMS's existing corporate offices and, subject to the provisions of any applicable employment agreements and to such standards of performance as are customarily imposed by HEALTHSOUTH on its managerial employees, existing management in Albuquerque, New Mexico and their current divisional operating locations, subject to reasonable restraints on managerial overhead: Long-Term Care Division, Specialty Hospital Division, Meridian Healthcare Management Division, Contract Rehab Therapy Division, Horizon Medical Management Division, Institutional Pharmacy Division, Diagnostic Group/Clinical Lab Division, Medical Specialty Services Division, Medical Innovations Division, Physician Services Division, Horizon Facilities Management Division and the Cimarron HMO investment. Moreover, HEALTHSOUTH covenants and agrees that, from and after the Closing Date, (i) it shall cause the Surviving Corporation to complete the development and construction of Horizon/CMS's corporate headquarters office building project currently under development and construction in Albuquerque, New Mexico (the "Alameda Project"), and to take occupancy of the Alameda Project at such time as it is available for occupancy and (ii) the operation of the aircraft currently under contract with Horizon/CMS shall be managed by Horizon/CMS's existing management in Albuquerque, New Mexico.

         7.18 Horizon/CMS Employees. HEALTHSOUTH shall retain all employees of Horizon/CMS who are employed at the Effective Time as employees-at-will (except to the extent that such employees are parties to contracts providing for other employment terms, in which case such employees shall be retained in accordance with the terms of such contracts) and shall provide such employees with the same customary employee benefits as HEALTHSOUTH provides its existing employees, except as may otherwise be agreed between HEALTHSOUTH and Horizon/CMS.

         7.19 Certain Information. For as long as any affiliate (as defined for purposes of Rule 145 under the Securities Act of 1933) of Horizon/CMS holds shares of HEALTHSOUTH Common Stock issued in the Merger (but not for a period in excess of two years from the date of consummation of the Merger), HEALTHSOUTH shall file with the Securities and Exchange Commission or otherwise make publicly available all information about HEALTHSOUTH required pursuant to Rule 144(c) under the Securities Act of 1933 to enable such affiliate to resell such shares under the provisions of Rule 145(d) under the Securities Act of 1933.

         7.20 Indemnification. (a) Horizon/CMS shall, and from and after the Effective Time HEALTHSOUTH and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Plan of Merger or who becomes prior to the Effective Time, an officer, director or employee of Horizon/CMS or any of its subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of, or in connection with, any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Horizon/CMS or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to, or at or after, the Effective Time ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Plan of Merger, the Merger or any other transactions contemplated hereby or thereby, in each case to the full extent a corporation is permitted under the DGCL to indemnify its own directors, officers and employees, as the case may be (and HEALTHSOUTH and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the DGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and Horizon/CMS (or them and HEALTHSOUTH and the Surviving Corporation after the Effective Time), (ii) Horizon/CMS (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (iii) Horizon/CMS (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of Horizon/CMS, HEALTHSOUTH or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 10.4, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Horizon/CMS, HEALTHSOUTH or the Surviving Corporation (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section
10.4 except to the extent such failure prejudices such party), and shall deliver to Horizon/CMS (or after the Effective Time, HEALTHSOUTH and the Surviving Corporation) the undertaking contemplated by Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

         (b) HEALTHSOUTH shall cause to be maintained in effect until six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by Horizon/CMS (or substitute policies providing at least the same coverage and limits and conaining terms and conditions that are not materially less advantageous) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall HEALTHSOUTH or the Surviving Corporation be required to expend more than 200 percent of the current annual premiums paid by Horizon/CMS for such insurance; provided, further, that, if HEALTHSOUTH or the Surviving Corporation is unable to obtain insurance for any period for 200 percent of the current annual premiums, then the obligation of HEALTHSOUTH and the Surviving Corporation pursuant hereto shall be to obtain the best coverage reasonably available under the circumstances subject to the foregoing limitations on premiums.

         (c) The provisions of this Section 7.20 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

         7.21 Certain Change in Control Agreements. HEALTHSOUTH hereby agrees that, at the Closing, it will deliver to each of the officers of Horizon/CMS listed in Exhibit 7.21 to the Disclosure Schedule a written acknowledgment that, at the Effective Time, both of the conditions set forth in the sections of the Change of Control Agreements of such officers specified in Exhibit 7.21 to the Disclosure Schedule shall have been fulfilled and that, if such officer's employment by the Surviving Corporation is terminated by HEALTHSOUTH or the Surviving Corporation or the officer within 18 months after the Effective Time, the amounts specified in the Change of Control Agreements shall be paid by the Surviving Corporation to the officer in accordance with the terms thereof.

         7.22 Assumption of Employment Agreement. At the Closing, HEALTHSOUTH shall assume the obligations of Horizon/CMS under that certain Employment and Change of Control Agreement dated as of January 1, 1997, between Horizon/CMS and Neal M. Elliott.


Section 8.        TERMINATION, AMENDMENT AND WAIVER.

         8.1 Termination. This Plan of Merger may be terminated at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the holders of shares of Horizon/CMS Common Stock:

                  (a)  by mutual written consent of HEALTHSOUTH and Horizon/CMS;

                  (b)  by either HEALTHSOUTH or Horizon/CMS:

                  (i) if, upon a vote at a duly held meeting of stockholders or any adjournment thereof, any required approval of this Plan of Merger and the Merger by the holders of shares of Horizon/CMS Common Stock shall not have been obtained;

                  (ii) if the Merger shall not have been consummated on or before December 31, 1997, unless the failure to consummate the Merger is the result of a willful and material breach of this Plan of Merger by the party seeking to terminate this Plan of Merger; provided, however, that the passage of such period shall be tolled for any part thereof (but not exceeding 60 days in the aggregate) during which any party shall be subject to a nonfinal order, decree, ruling or action of any court of competent jurisdiction or other governmental agency or authority restraining, enjoining or otherwise prohibiting the consummation of the Merger or the calling or holding of a meeting of stockholders;

                  (iii) if any court of competent jurisdiction or other governmental agency or authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                  (iv) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Plan of Merger which (A) would give rise to the failure of a condition set forth in Section 9.2(a) or (b) or Section 9.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach") (provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Plan of Merger); or

                  (v) if either HEALTHSOUTH or Horizon/CMS gives notice of termination as a non-notifying party pursuant to Section 7.9;

                  (c) By either HEALTHSOUTH or Horizon/CMS if any of the conditions to the obligation of such party to effect the Merger set forth in Section 9.1, Section 9.2 (in the case of HEALTHSOUTH) or
         Section 9.3 (in the case of Horizon/CMS) is not capable of being satisfied prior to the end of the period referred to in Section 8.1(b)(ii); or

                  (d) By Horizon/CMS, if Horizon/CMS's Board of Directors shall have (i) determined, in the exercise of its fiduciary duties under applicable law, not to recommend the Merger to the holders of Horizon/CMS Common Stock or shall have withdrawn such recommendation or
         (ii) approved,  recommended or endorsed any

         Acquisition Transaction (as defined in Section 7.10) other than this Plan of Merger or (iii) resolved to do any of the foregoing.

         8.2 Effect of Termination. In the event of termination of this Plan of Merger as provided in Section 8.1, this Plan of Merger shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the provisions of Sections 6.2, 8.2 and 8.6, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Plan of Merger.

         8.3 Amendment. This Plan of Merger may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the holders of shares of Horizon/CMS Common Stock; provided, however, that, after any such approval, if any amendment pursuant to Section 251(d) of the DGCL requires further approval by such stockholders, the Merger shall not be consummated without the further approval of such stockholders. This Plan of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties.

         8.4 Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Plan of Merger or in any document delivered pursuant to this Plan of Merger or (c), subject to the proviso of Section 8.3, and except for the provisions of subsections (a) through
(f) of Section 9.1, waive compliance with any of the agreements or conditions contained in this Plan of Merger. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Plan of Merger to assert any of its rights under this Plan of Merger or otherwise shall not constitute a waiver of such rights, except as otherwise provided in Section 7.9.

         8.5 Procedure for Termination, Amendment, Extension or Waiver. A termination of this Plan of Merger pursuant to Section 8.1, an amendment of this Plan of Merger pursuant to Section 8.3, or an extension or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of HEALTHSOUTH, the Subsidiary or Horizon/CMS, action by its Board of Directors or the duly authorized designee of the Board of Directors.

         8.6 Expenses; Break-up Fees. (a) All costs and expenses incurred in connection with this Plan of Merger and the transactions contemplated hereby shall be paid by the party incurring such expense, except that expenses (other than legal, accounting and investment banking costs, which shall be paid by the party incurring such expenses, subject to the provisions of Section 8.6(b)(i) below) incurred in connection with preparing, filing, printing and mailing the Proxy Statement and the Registration Statement shall be shared equally by Horizon/CMS and HEALTHSOUTH.

         (b) (i) If this Plan of Merger is terminated by Horizon/CMS pursuant to
Section 8.1(d), and within one year after the effective date of such termination Horizon/CMS is the subject of a Third Party Acquisition Event with any Person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange

Act) (other than a party hereto), then at the time of consummation of such a Third Party Acquisition Event, Horizon/CMS shall pay to HEALTHSOUTH a break-up fee of $35,000,000 in immediately available funds, which fee represents the parties' best estimates of the out-of-pocket costs incurred by HEALTHSOUTH and the value of management time, overhead, opportunity costs and other unallocated costs of HEALTHSOUTH incurred by or on behalf of HEALTHSOUTH in connection with this Plan of Merger, and shall further pay, or reimburse HEALTHSOUTH for, Expenses (as defined below), actually incurred by HEALTHSOUTH up to $5,000,000. Horizon/CMS shall not enter into any agreement with respect to any Third Party Acquisition Event which does not, as a condition precedent to the consummation of such Third Party Acquisition Event, require such break-up fee and Expenses to be paid to HEALTHSOUTH upon such consummation.

                  (ii) As used herein, the term "Third Party Acquisition Event" shall mean either of the following:

                  (A) Horizon/CMS shall enter into any agreement for, or otherwise be the subject of, any Acquisition Transaction (as defined in
         Section 7.10) which is consummated (regardless of whether such consummation occurs within the one-year period described in Section 8.6(b)(i)); or

                  (B) any Person (other than a party hereto or its affiliates) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or a new group has been formed which beneficially owns or has the right to acquire beneficial ownership of, 30% or more of the outstanding Horizon/CMS Common Stock.

                  (iii) As used herein, the term "Expenses" shall include all reasonable out- of-pocket expenses (including without limitation all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred by or on behalf of HEALTHSOUTH in connection with or related to the authorization, preparation, negotiation, execution and performance of this Plan of Merger, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, and all other matters related to the consummation of the transactions contemplated hereby.


         (c) Horizon/CMS acknowledges that the provisions for the payment of break-up fees and Expenses contained in this Section 8.6 are an integral part of the transactions contemplated by this Plan of Merger and that, without these provisions, HEALTHSOUTH would not have entered into this Plan of Merger. Accordingly, if a break-up fee and Expenses shall become due and payable by Horizon/CMS, and Horizon/CMS shall fail to pay such amount when due pursuant to this Section, and, in order to obtain such payment, suit is commenced which results in a judgment against Horizon/CMS therefor, Horizon/CMS shall pay HEALTHSOUTH reasonable costs and expenses (including reasonable attorneys' fees) in connection with such suit, together with interest computed on any amounts determined to be due pursuant to this Section (computed from the date upon which such amounts were due and payable pursuant to this Section) and such costs (computed from the date incurred) at the prime rate of interest announced from time to time by NationsBank, N.A. (South).

The obligations of Horizon/CMS under this Section 8.6 shall survive any termination of this Plan of Merger.

Section 9.  CONDITIONS TO CLOSING.

         9.1 Mutual Conditions. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date of the following conditions (any of which may be waived in writing by HEALTHSOUTH and Horizon/CMS):

                  (a) None of HEALTHSOUTH, the Subsidiary or Horizon/CMS nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction or governmental agency or authority which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of HEALTHSOUTH effectively to exercise full rights of ownership of the Common Stock of the Surviving Corporation or any material portion of the assets or business of Horizon/CMS, the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities, taken as a whole.

                  (b) No statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger and any other transaction contemplated hereby illegal.

                  (c) Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (d) The Registration Statement shall have been declared effective and no stop order with respect to the Registration Statement shall be in effect.

                  (e) The holders of Horizon/CMS Common Stock shall have approved the adoption of this Plan of Merger and any other matters submitted to them in accordance with the provisions of Section 7.3 hereof.

                  (f) The shares of HEALTHSOUTH Common Stock to be issued in connection with the Merger shall have been approved for listing on the Exchange.

                  (g) HEALTHSOUTH and the Subsidiary shall have obtained, or obtained the transfer of, any Licenses necessary to allow the Surviving Corporation to operate the Horizon/CMS facilities, unless the failure to obtain such transfer or approval would not have a material adverse effect on the Surviving Corporation.

                  (h) HEALTHSOUTH and the Subsidiary shall have received all consents, approvals and authorizations of third parties with respect to all material leases and management agreements to which the Horizon/CMS Subsidiaries and the

         Horizon/CMS Other Entities are parties, which consents, approvals and authorizations are required of such third parties by such documents, in form and substance acceptable to HEALTHSOUTH, except where the failure to obtain such consent, approval or authorization would not have a material effect on the business of the Surviving Corporation.

         9.2 Conditions to Obligations of HEALTHSOUTH and the Subsidiary. The obligations of HEALTHSOUTH and the Subsidiary to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by HEALTHSOUTH and the Subsidiary):

                  (a) Each of the agreements of Horizon/CMS to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

                  (b) The representations and warranties of Horizon/CMS set forth in Section 3.11(a) shall be true and correct as of the date of this Plan of Merger and as of the Closing Date. Each other representation and warranty of Horizon/CMS set forth in this Plan of Merger that is qualified as to materiality shall be true and correct, and each representation and warranty that is not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent that any such representation and warranty expressly relates to an earlier date (in which case any such representation and warranty that is qualified as to materiality shall be true and correct, and any such representation and warranty that is not so qualified shall be true and correct in all material respects, as of such earlier date); provided, however, that Horizon/CMS shall not be deemed to be in breach of any such representations or warranties by taking any action permitted (or approved by HEALTHSOUTH) under Section
         7.2. For purposes of the foregoing sentence only, each sentence in this Plan of Merger that is a representation and warranty of Horizon/CMS shall be deemed to be a separate representation and warranty. HEALTHSOUTH and the Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of Horizon/CMS, dated the Closing Date, certifying in such detail as HEALTHSOUTH and the Subsidiary may reasonably request as to the fulfillment of the foregoing conditions.

                  (c) HEALTHSOUTH shall have received an opinion from Haskell Slaughter & Young, L.L.C., to the effect that the merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which opinion may be based upon reasonable representations of fact provided by officers of HEALTHSOUTH, Horizon/CMS and the Subsidiary.

                  (d) HEALTHSOUTH shall have received an opinion from Vinson & Elkins L.L.P., substantially to the effect set forth in Exhibit 9.2(d) hereto.

         9.3 Conditions to Obligations of Horizon/CMS. The obligations of Horizon/CMS to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived by Horizon/CMS):

                  (a) Each of the agreements of HEALTHSOUTH and the Subsidiary to be performed at or prior to the Closing Date pursuant to the terms hereof shall have been duly performed in all material respects.

                  (b) The representations and warranties of HEALTHSOUTH set forth in Section 5.10(a) shall be true and correct as of the date of this Plan of Merger and as of the Closing Date. Each other representation and warranty of HEALTHSOUTH or the Subsidiary set forth in this Plan of Merger that is qualified as to materiality shall be true and correct, and each representation and warranty that is not so qualified shall be true and correct in all material respects, as of the date of this Plan of Merger and as of the Closing as though made at and as of such time, except to the extent that any such representation and warranty expressly relates to an earlier date (in which case any such representation and warranty that is qualified as to materiality shall be true and correct, and any such representation and warranty that is not so qualified shall be true and correct in all material respects, as of such earlier date). For purposes of the foregoing sentence only, each sentence in this Plan of Merger that is a representation and warranty of HEALTHSOUTH or the Subsidiary shall be deemed to be a separate representation and warranty. HEALTHSOUTH and the Subsidiary shall have been furnished with a certificate, executed by a duly authorized officer of Horizon/CMS, dated the Closing Date, certifying in such detail as HEALTHSOUTH and the Subsidiary may reasonably request as to the fulfillment of the foregoing conditions.

                  (c) Horizon/CMS shall have received an opinion from Vinson & Elkins L.L.P. to the effect that the Merger will constitute a reorganization with the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which opinion may be based upon reasonable representations of fact provided by officers of HEALTHSOUTH, Horizon/CMS and the Subsidiary.

                  (d) Horizon/CMS shall have received an opinion from Haskell Slaughter & Young, L.L.C., substantially to the effect set forth in
         Exhibit 9.3(d) hereto.


Section 10.        MISCELLANEOUS.

         10.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Plan of Merger or in any instrument delivered pursuant to this Plan of Merger shall survive the Effective Time.

         10.2 Notices. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile and overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

                  If to HEALTHSOUTH:

                           HEALTHSOUTH Corporation
                           One HealthSouth Parkway
                           Birmingham, Alabama  35243
                           Attention:  Michael D. Martin
                           Facsimile:  (205) 969-4719

                  with a copy to:

                           William W. Horton
                           HEALTHSOUTH Corporation
                           One HealthSouth Parkway
                           Birmingham, Alabama 35243
                           Facsimile:  (205) 969-4732

                  If to Horizon/CMS:

                           Horizon/CMS Healthcare Corporation
                           6001 Indian School Road, N.E.
                           Suite 530
                           Albuquerque, New Mexico  87110
                           Attention:
                           Facsimile:

                  with a copy to:

                           William E. Joor III, Esq.
                           Vinson & Elkins L.L.P.
                           3600 First City Tower
                           1001 Fannin
                           Houston, Texas  77002-6760
                           Facsimile:


All such communications shall be deemed to have been delivered on the date of hand delivery or on the next business day following the deposit of such communications with the overnight courier.

         10.3 Further Assurances. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Plan of Merger.

         10.4 Governing Law. This Plan of Merger shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.

         10.5 "Including". The word "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language (such as "without limitation", "but not limited to", or words of similar import) is used with reference to the word "including" or the similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

         10.6 "Knowledge". "To the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to refer to the knowledge of the Chairman of the Board, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.

         10.7 "Material", "material adverse change" or "material adverse effect". "Material" means, when used in connection with one or more entities, material to the business, prospects, assets, properties, operations, results of operations or condition (financial or other) of such entity or entities and all other entities with which such entity or entities are consolidated for financial accounting purposes, taken as a whole. "Material adverse change" or "material adverse effect" means, when used in connection with one or more entities, any change, effect, event, circumstance or occurrence that has, or is reasonably likely to have, individually or in the aggregate, a material adverse impact on the business, prospects, assets, properties, operations, results of operations or condition (financial or other) of such entity or entities and all other entities with which such entity or entities are consolidated for financial accounting purposes, taken as a whole; provided, however, that "material adverse change" and "material adverse effect" shall be deemed to exclude the impact of
(i) changes in generally accepted accounting principles, (ii) the public announcement of the Merger and compliance with the provisions of this Plan of Merger, and (iii) any changes resulting from any restructuring or other similar charges or write-offs taken by Horizon/CMS in its consolidated financial statements with the consent of HEALTHSOUTH.

         10.8 "Hazardous Materials". The term "Hazardous Materials" means any material which has been determined by any applicable governmental authority to be harmful to the health or safety of human or animal life or vegetation, regardless of whether such material is found on or below the surface of the ground, in any surface or underground water, airborne in ambient air or in the air inside any structure built or located upon or below the surface of the ground or in building materials or in improvements of any structures, or in any personal property located or used in any such structure, including, but not limited to, all hazardous substances, imminently hazardous substances, hazardous wastes, toxic substances, infectious wastes, pollutants and contaminants from time to time defined, listed, identified, designated or classified as such under any Environmental Laws (as defined in Section 10.9) regardless of the quantity of any such material.

         10.9 "Environmental Laws". The term "Environmental Laws" means any federal, state or local statute, regulation, rule or ordinance, and any judicial or administrative interpretation thereof, regulating the use, generation, handling, storage, transportation, discharge, emission, spillage or other release of Hazardous Materials or relating to the protection of the environment.

         10.10 "Taxes". For purposes of this Agreement, the term "tax" or "taxes" shall mean all taxes, charges, fees, levies, penalties or other assessment imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, Social Security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, the term "tax return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to taxes.

         10.11 "Subsidiary". For purposes of this Agreement, the term "Subsidiary" shall mean a corporation of which 50% or more of the class of capital stock having voting power in the election of directors is owned, directly or indirectly, by Horizon/CMS or HEALTHSOUTH.

         10.12 Captions. The captions or headings in this Plan of Merger are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Plan of Merger.

         10.13 Integration of Exhibits. All Exhibits attached to this Plan of Merger are integral parts of this Plan of Merger as if fully set forth herein, and all statements appearing therein shall be deemed disclosed for all purposes and not only in connection with the specific representation in which they are explicitly referenced.

         10.14 Entire Agreement. This instrument, including all Exhibits attached hereto, together with the Confidentiality Agreement, contains the entire agreement of the parties and supersedes any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. It may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

         10.15 Counterparts. This Plan of Merger may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

         10.16 Binding Effect. This Plan of Merger shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and, except as provided in Sections 7.16 and 7.20, no other person shall acquire or have any right under or by virtue of this Plan of Merger. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

         10.17 No Rule of Construction. The parties acknowledge that this Plan of Merger was initially prepared by HEALTHSOUTH, and that all parties have read and negotiated the language used in this Plan of Merger. The parties agree that, because all parties participated in negotiating and drafting this Plan of Merger, no rule of construction shall apply to this Plan of Merger which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Plan of Merger.

         IN WITNESS WHEREOF, HEALTHSOUTH, the Subsidiary and Horizon/CMS have caused this Plan and Agreement of Merger to be executed by their respective duly authorized officers, and have caused their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                          HORIZON/CMS HEALTHCARE
                                          CORPORATION


                                          By  /s/ Neal M. Elliott
                                            ------------------------------------

                                            Its  Chairman, President and CEO
                                               ---------------------------------

ATTEST:

 /s/ Scot Sauder
-------------------------------------------
               Secretary


[ CORPORATE SEAL ]


                                          HEALTHSOUTH Corporation


                                          By  /s/ Michael D. Martin
                                            ------------------------------------

                                            Its  Executive Vice President
                                                 and Treasurer
                                               ---------------------------------

ATTEST:

/s/ William W. Horton
--------------------------------------------
          William W. Horton
         Assistant Secretary


[ CORPORATE SEAL ]

                                                    REID ACQUISITION CORPORATION


                                                     By  /s/ Michael D. Martin
                                                       -------------------------

                                                       Its Vice President
                                                          ----------------------

ATTEST:

/s/ William W. Horton
--------------------------------------------
          William W. Horton
         Assistant Secretary


[ CORPORATE SEAL ]

                                                                    EXHIBIT 7.14


Gentlemen:

         I have been advised that I might be considered to be an "affiliate" of Horizon/CMS Healthcare Corporation ("Horizon/CMS") for purposes of Rule 145 under the Securities Exchange Act of 1933, as amended (the "1933 Act").

         HEALTHSOUTH Corporation ("HEALTHSOUTH"), Reid Acquisition Corporation and Horizon/CMS have entered into a Plan and Agreement of Merger dated as of the 17th day of February, 1997 (the "Plan of Merger"). Upon consummation of the transactions contemplated by the Plan of Merger (the "Merger"), I will receive shares of capital stock of HEALTHSOUTH for all of the shares of capital stock of Horizon/CMS owned by me or as to which I may be deemed a beneficial owner. I own _______ shares of common stock of Horizon/CMS. Such shares will be converted in the Merger into shares of common stock of HEALTHSOUTH as described in the Plan of Merger. The shares of Horizon/CMS capital stock and HEALTHSOUTH capital stock owned by me or as to which I may deemed to be a beneficial owner prior to the Merger are hereinafter collectively referred to as the "Pre-Merger Stock" and the shares of HEALTHSOUTH capital stock received by me in the Merger are hereinafter collectively referred to as the "Exchange Stock". This agreement is hereinafter referred to as the "Letter Agreement".

         I represent and warrant to, and agree with, HEALTHSOUTH, Horizon/CMS and the Subsidiary that:

         A. I have read this Letter Agreement and the Plan of Merger and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Pre-Merger Stock and Exchange Stock, to the extent I felt necessary, with my counsel or counsel for Horizon/CMS.

         B. The shares of common stock of HEALTHSOUTH that I shall receive in exchange for my shares of common stock of Horizon/CMS are not being acquired by me with a view to their distribution except to the extent and in the manner provided for in paragraph (d) of Rule 145 under the 1933 Act.

         C. I agree with you not to dispose of any such shares of common stock of HEALTHSOUTH in any manner that would violate Rule 145. I further agree with you that the certificate or certificates representing such shares of common stock of HEALTHSOUTH may bear a legend referring to the restrictions on disposition thereof in accordance with the provisions of the foregoing paragraph and that stop transfer instructions may be filed with respect to such shares with the transfer agent for such shares.

         D. I understand that stop transfer instructions will be given to HEALTHSOUTH, Horizon/CMS and their respective transfer agents, as the case may be, with respect to the shares of Pre-Merger Stock and the Exchange Stock in connection with the restrictions set forth herein.

         It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Plan of Merger is terminated pursuant to the terms thereof.

         The agreements made by me in the foregoing paragraphs are on the understanding and condition that you agree, in the event that any shares may be disposed of in accordance with the provisions of Rule 145, to deliver in exchange for the certificate or certificates representing such shares a new certificate or certificates representing such shares not bearing the legend and not subject to the stop transfer instruction referred to in paragraph D above, and so long as I hold shares of stock subject to the provisions of the foregoing paragraph (but not for a period in excess of two years from the date of consummation of the Merger) to file with the Securities and Exchange Commission or otherwise make publicly available all information about HEALTHSOUTH, to the extent available to you without unreasonable effort or expense, necessary to enable me to resell shares under the provisions of paragraph (d) of Rule 145.

         This   Letter   Agreement   shall  be  binding   on  my  heirs,   legal
representatives and successors.

                                                     Very truly yours,



                                                     [Name of Stockholder]

                                                                  EXHIBIT 9.2(d)


[DATE]




HEALTHSOUTH Corporation
One HealthSouth Parkway
Birmingham, Alabama  35243

         Re:      Plan and Agreement of Merger Among HEALTHSOUTH
                     Corporation, Reid Acquisition Corporation
                      and Horizon/CMS Healthcare Corporation

Gentlemen:

         We have acted as legal counsel for Horizon/CMS Healthcare Corporation, a Delaware corporation ("Horizon/CMS"), in connection with the transactions contemplated by that certain Agreement and Plan of Merger (the "Plan of Merger"), dated as of February 17, 1997, by and among HEALTHSOUTH Corporation, a Delaware corporation, Reid Acquisition Corporation, a Delaware corporation, and Horizon/CMS. The Plan of Merger, along with the other documents evidencing the transactions contemplated by the Plan of Merger, are referred to collectively as the "Merger Documents".

         This opinion is being delivered pursuant to the Plan of Merger. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan of Merger.

         In connection with the preparation of this opinion, we have examined executed originals of the following documents:

                  (a) the Merger Documents; and

                  (b) the charter documents and bylaws of Horizon/CMS in effect as of the date hereof.

         We have also examined such other documents, certificates of public officials and officers of Horizon/CMS, records and matters of law as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. Further, our review of matters of law has been limited to the laws of the State of New Mexico, the laws of the State of Delaware referred to herein and the Federal laws of the United States in effect as of the date hereof.

         Based upon the foregoing, and subject to the limitations hereinafter set forth, we are of the opinion that:

         1. Horizon/CMS has been duly incorporated and is validly existing as a corporation in good standing under the General Corporation Law of the State of Delaware (the "DGCL").

         2. Horizon/CMS has full corporate power to execute and deliver the Plan of Merger and to consummate the transactions contemplated thereby.

         3. The Plan of Merger has been duly authorized and executed by Horizon/CMS, and the Plan of Merger constitutes the valid and binding obligation of Horizon/CMS, enforceable against Horizon/CMS in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         4. The execution and delivery of the Plan of Merger by Horizon/CMS did not, and the consummation of the transactions therein contemplated by Horizon/CMS does not, constitute a breach or violation of, or a default under, any federal law, rule or regulation of the United States or under the DGCL or, to our knowledge, any court order, judgment or decree of any governmental or regulatory body of the United States or of Delaware, in each case, to which Horizon/CMS is subject or by which any of its material properties or assets are bound or affected, or require any consent or approval of any other party under any federal law, rule or regulation of the United States or under the DGCL, except for required approvals under the federal securities laws, under the state securities or blue sky laws, and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and except under laws, rules and regulations relating to the operation, regulation, licensing, and accreditation of health care facilities, as to which we express no opinion, which breach, violation or default would have a material adverse effect on Horizon/CMS and the Horizon/CMS Subsidiaries and the Horizon/CMS Other Entities, taken as a whole.

         This opinion is furnished to you by this Firm as legal counsel for Horizon/CMS, solely for your benefit in connection with the transactions contemplated by the Plan of Merger, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever and that this opinion may not be used for any other purpose whatsoever.

                                                     Very truly yours,

                                                     VINSON & ELKINS L.L.P.



                                                     By

                                                                  EXHIBIT 9.3(d)

[DATE]


Horizon/CMS Healthcare Corporation
6001 Indian School Road, N.E.
Suite 530
Albuquerque, New Mexico  87110


                   Re:  Plan and Agreement of Merger Among
                        HEALTHSOUTH Corporation, Reid Acquisition Corporation and Horizon/CMS Healthcare Corporation

Gentlemen:

         We have acted as legal counsel for HEALTHSOUTH Corporation, a Delaware corporation ("HEALTHSOUTH"), and Reid Acquisition Corporation, a Delaware corporation (the "Subsidiary"), in connection with the transactions contemplated by that certain Plan and Agreement of Merger (the "Plan of Merger"), dated as of February 17, 1997, by and among HEALTHSOUTH, the Subsidiary and Horizon/CMS Healthcare Corporation, a Delaware corporation. The Plan of Merger, along with the other documents evidencing the transactions contemplated by the Plan of Merger, are referred to collectively as the "Merger Documents".

         This opinion is being delivered pursuant to the Plan of Merger. Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Plan of Merger.

         In connection with the preparation of this opinion, we have examined executed originals (or copies thereof) of the following documents:

                  (a) the Merger Documents;

                  (b) the charter documents and bylaws of HEALTHSOUTH in effect as of the date hereof; and

                  (c) the charter documents and bylaws of the Subsidiary in effect as of the date hereof.

         We have also examined such other documents, certificates of public officials and officers of HEALTHSOUTH and the Subsidiary, records and matters of law as we have deemed necessary or appropriate in connection with the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. Further, our review of matters of law has been limited to the laws of the State of Alabama, the laws of the State of Delaware referred to herein and the Federal laws of the United States in effect as of the date hereof.

         Based upon the foregoing, and subject to the limitations hereinafter set forth, we are of the opinion that:

         1. Each of HEALTHSOUTH and the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the General Corporation Law of the State of Delaware (the "DGCL").

         2. Each of HEALTHSOUTH and the Subsidiary has the corporate power to execute and deliver the Plan of Merger and to consummate the transactions contemplated thereby.

         3. The Plan of Merger has been duly authorized and executed by HEALTHSOUTH and the Subsidiary, and the Plan of Merger (except for the provisions thereof respecting indemnification, as to which we express no opinion) constitutes the valid and binding obligation of HEALTHSOUTH and the Subsidiary, enforceable against HEALTHSOUTH and the Subsidiary in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         4. The execution and delivery of the Plan of Merger by HEALTHSOUTH and the Subsidiary did not, and the consummation of the transactions therein contemplated by HEALTH- SOUTH and the Subsidiary, if performed today, would not, constitute a breach or violation of any federal law, rule or regulation of the United States or any law, rule or regulation of Alabama or the DGCL or, to our knowledge, any court order, judgment or decree of any governmental or regulatory body of the United States or of Delaware or Alabama, in each case, to which HEALTHSOUTH or the Subsidiary is subject or by which any of their material properties or assets are bound or affected, which breach, violation or default would have a material adverse effect on HEALTHSOUTH and its subsidiaries and affiliated partnerships, taken as a whole, or require any consent or approval of any other party under any federal law, rule or regulation of the United States or any law, rule or regulation of Alabama or Delaware to which HEALTH- SOUTH or the Subsidiary is subject (except for required consents or approvals under the federal securities laws, the state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any laws, rules and regulations relating to the operation, regulation, licensing and accreditation of health care facilities, as to all of which we express no opinion).

         5. The shares of HEALTHSOUTH Common Stock to be issued under the Plan of Merger will be, when issued in accordance with the terms of the Plan of Merger, validly issued, fully paid and nonassessable.

         This opinion is furnished to you by this Firm as legal counsel for HEALTHSOUTH and the Subsidiary, solely for your benefit in connection with the transactions contemplated by the Plan of Merger, upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever and that this opinion may not be used for any other purpose whatsoever.

                                               Very truly yours,

                                               HASKELL SLAUGHTER & YOUNG, L.L.C.


                                               By